Exhibit 10.47

DATED 6th November 2006

Chiltern House Business Centre [Licensor]

and

Synplicity Europe Limited [Licensee]

LICENCE FOR USE

of Designated Space being Office Suite 1C

(subject to variation as provided in this Agreement)

at Chiltern House Business Centre

PARTICULARS

Date of Licence	:	6th November 2006

Licensor	:	Chiltern House Business Centre, Company No. 3163096 whose registered office is at Chiltern House, 45 Station Road, Henley on Thames, Oxon, RG9 1AT

Licensee

Company Title	:	Synplicity Europe Limited

Registered Office	:	Carmelite, 50 Victoria Embankment, Blackfriars, London, EC4Y 0DX

Company Registration No	:	3601855

Period of this Licence	:	36 months

Commencing 1st January 2007

Expiring 31st December 2009

Licence Fee	:	The licence fee will be £2,917 exclusive per calendar month for the first year of the licence, £4,083 exclusive per calendar month for the second year and £3,500 exclusive per calendar month for the third

1

year [or such other amount as the Licensor may in its absolute discretion determine on one calendar months’ notice in writing to the Licensor]. The first payment of the Licence Fee (and
Valued Added Tax) in respect of the period commencing on
1st January 2007 and expiring on 31st December 2009 to be
paid no later than the 1st January 2007.
Deposit	:	£7,000 to be paid on the date hereof.
Facilities	:

Use of desk and office furniture in the Designated Space on the first floor of Chiltern House Business Centre

(“the Building”) (or such rooms as may be substituted therefore under the provision of clause 6) the Facilities being available 24 hours per day on a 7 day week basis.

2

THIS LICENCE is made the 6th day of November 2006

BETWEEN:

The Licensor            Chiltern House Business Centre Limited

AND

The Licensee            Synplicity Europe Limited

TERMS OF LICENCE

1	PARTICULARS

The terms set out in the preceding Particulars shall have the meanings therein ascribed to them in this Licence and shall form part of this Licence.

2	LICENCE FEE

The Licensee shall pay to the Licensor during the Period of this Licence monthly in advance on the first day of each month the Licence Fee together with Value Added Tax at the rate then prevailing and without making any deductions or set offs.

3	DEPOSIT

The Licensee shall pay to the Licensor on the signing hereof the Deposit which shall be repaid to the Licensee after the termination of this Licence when the Licensor has received final invoice pertaining to the telephones used by the Licensee and any other services provided by the Licensor and when the Licensee has returned all keys and passes but the repayment of the Deposit shall be subject to deduction of any sums owing by the Licensee under or by reason of any breach of this Licence including (without limitation) a deduction in respect of the cost incurred by the Licensor in the removing (and where appropriate) storing any furniture or other items left by the Licensee in or upon the Designated Space or the Building at the expiration of this Licence. No interest is payable on the Deposit by the Licensor.

4	SERVICES

4.1	In consideration of the payment of the Licence Fee the Licensor shall during the Period of this Licence provide at all times: -

4.1.1	the Facilities

4.1.2	lighting and supply of electricity

4.1.3	reasonable repair and maintenance of the Building and cleaning of the Designated Space

4.1.4	kitchen and toilet facilities for common use

4.1.5	the right to use the telephones in the Office Suite subject to payment of the costs actually incurred

4.1.6	payment of all rates and other outgoings in respect of the Office Suite save as otherwise mentioned and shall also provide during normal weekday business hours (8.45 am to 5.45 pm) or such other reduced hours as the Licensor may direct during public holiday periods and between Christmas and the New Year:-

4.1.7	heating and air conditioning

4.1.8	staffed reception

4.1.9	telephone answering facilities

4.2	The Licensor shall not be liable for failure to supply any of the services where the failure is due to cause beyond the reasonable control of the Licensor or during any period of any necessary maintenance repair or renewal.

5	LICENSEE’S OBLIGATIONS

The Licensee shall during the Period of this Licence:

5.1	use the Designated Space and all furniture and equipment therein in a reasonable manner so as not to cause damage to the same

5.2	and observe the rules set out in the schedule hereto

5.3	indemnify the Licensor in respect of any loss or damage (other than loss of profit or other consequential loss) suffered by the Licensor either directly or indirectly as a result of any breach of this clause, clause 5.1 clause 5.2 or clause 5.4 by the Licensee.

5.4	comply with such regulations (whether in addition or substitution to those set out in the schedule) as the Licensor shall from time to time make concerning the Designated Space the Building or the use of any of the facilities or services

5.5	pay the Licensor forthwith upon being invoiced charges at the appropriate rate in respect of all telephone calls made by the Licensee and all other extra services provided either by the Licensor or (where the Licensor is initially responsible for the cost) by any other licensee at the Licensee’s request including photocopying refreshments storage and secretarial services (together with any Value Added Tax that may be payable). The appropriate rate may be varied at any time by the Licensor by a notice to this effect posted on the Licensor’s notice board within the Building].

5.6	be responsible for the health and welfare of its staff and visitors.

5.7	not to cause any nuisance annoyance or interference to any other occupier of the Building

5.8	comply with any requirements of the Fire Officer and insurers in respect of the use of the Designated Space and/or the Building

6	SUBSTITUTION

The Licensor shall be entitled at any time to substitute for the Designated Space any reasonably comparable office suite [in the Building] and the Licensee shall not object to such substitution taking place.

7	ACCESS

The Licensor shall have access to the Designated Space at all times for all purposes including (without limitation) for the purpose of showing the Designated Space to prospective licensees with the intent that the Licensee shall not be entitled to exclusive occupation of the Designated Space as against the Licensor.

8	TERMINATION

8.1	The Licensor shall be entitled to terminate this Licence at any time if:

8.1.1	the Licensee shall fail to pay any sum or part thereof payable under this Licence on the due date.

8.1.2	the Licensee shall fail to observe or perform any of the Licensee’s obligations herein.

8.1.3	the Building or any part of it is damaged or destroyed by any risk normally covered by a landlord’s comprehensive insurance policy in which event any part of the licence fee paid in respect of a period after termination shall be refunded to the Licensee.

8.1.4	the Licensee becomes bankrupt (if an individual) or insolvent (if a company) has an administration order made against it or a Receiver appointed or enters into compulsory and voluntary liquidation or makes any arrangement on composition with its creditors or has distress levied upon its goods in the Building.

8.2	In the event of the Building or the access to it being damaged or destroyed by any risk normally covered by a Landlord’s comprehensive insurance policy (the policy not having been vitiated by the act or default of the Licensee) so that the Licensee cannot have reasonable use and enjoyment of the facilities (whether in the Office Suite or any other office suite which the Licensor is able to offer in substitution) the Licensee may terminate this Licence and any part of the Licence fee paid in respect of a period after such termination shall be refunded to the Licensee.

8.3	It is agreed that there will be a mutual break clause at 24 months. Three months written notice must be given for either party to exercise the break at this point.

8.4	Any termination of this Licence by effluxion of time or otherwise shall be without prejudice to any rights of the Licensor in respect of any sums due from the Licensee.

9	LICENCE

This Licence is personal to the Licensee and is not capable of assignment nor shall the Licensee share the use of the Designated Space or allow the same to be used except by the Licensee in person or by employees of the Licensee. Nothing contained herein shall have the effect of creating a lease or tenancy or confer on the Licensee any estate or right outside the terms of this Licence nor any security of tenure.

10	NOTICE

Any notice by the Licensor to the Licensee under this Licence shall be deemed sufficiently served if left in the Designated Space.

11	EMPLOYEES

Any act or omission on the part of any employee of a Licensee shall be deemed to be the act or omission of the Licensee.

12	JOINT AND SEVERAL

Where two or more persons constitute the Licensee all rights and obligations shall be joint and several.

13	LOSS OR DAMAGE

The Licensor shall not in any circumstances incur any liability in respect of loss or damage however caused in respect of any property of the Licensee kept in the Designated Space or in any part of the Building save where the same shall have been insured against by the Licensor.

14	INTEREST

Any sum due from the Licensee to the Licensor shall carry interest at 4% above the base rate of HSBC Bank plc from time to time.

15	LIABILITY

Liability for damage caused by failure of the Licensor or its employees to deliver or pass on any package or message shall be limited to a maximum £10.

16	VACATION

Upon termination of this Licence the Licensee shall forthwith vacate the Designated Space and will return all keys and passes and will have no further rights to enter the Building.

17	INSURANCE

It is at all times the responsibility of the Licensee to insure any personal effects or belongings and to arrange and keep in force all public and employers’ liability cover.

18	USE

The Licensee shall not use the Designated Space for any purpose other than as offices.

THE SCHEDULE

The Rules

1	Not to obstruct the stairs passages or lifts or other common parts of the Building and not to bring in or take out of the Building between the hours of 8.45am and 5.45pm] any items of a bulky nature.

2	Not to overload the lifts.

3	Not to display any poster advertisements or signs in the Designated Space or in other offices or on any furniture or equipment so as to be seen from outside the designated space.

4	Forthwith to notify the Licensor in writing of any damage to the Designated Space and/or the Building.

5	Not to alter the Designated Space or carry out any works relating to the Designated Space or move any fire extinguishers unless they are required in any emergency.

6	Not to sleep in the Designated Space or bring any animals into the Building or to use the Designated Space and/or the Building for immoral dangerous or offensive purposes or so as to cause nuisance or disturbance to any other occupier of the Building.

7	Not to bring any office furniture or electrical appliances into the Designated Spaces save as may be permitted in writing by the Licensor.

8	Not to install or connect any computer modem or facsimile line save as may be permitted in writing by the Licensor.

9	Not to overload the electrical outlets serving the Building and/or the Designated Space.

10	Not to use the address of the Building in any advertisement direct mail solicitation or circular without the prior written consent of the Licensor.

11	Not to do anything that might bring the Building into disrepute.

12	Not to cook or reheat any food within the Office Suite nor within the communal ground floor kitchen area.

13	To comply with the Licensor’s requirements as to security as notified from time to time.

14	Not to do anything which would or might cause any policy of insurance in respect of the Building to become void or voidable in whole or in part or which may cause an increase in the insurance premiums and in particular not to keep any dangerous or hazardous or inflammable materials in the Designated Space.

SIGNED on behalf of the Licensor

[Emma Lawrenson - Director]	/s/ Emma Lawrenson

in the presence of:

Mark John Heyburn	/s/ Mark John Heyburn
9 Bridge Street
Walton On Thames
Surrey KT 121AE

SIGNED on behalf of the Licensee by	/s/ Gary Meyers
Name (print)	Gary Meyers

its duly authorised representative in the presence of:

Signature of Witness	/s/ Penny Miller
Name of Witness	Penny Miller

Address	600 West California Ave
Sunnyvale, CA 94086

Occupation	Corporate Service Manager